Exhibit 77Q(1)(e)(i)

Advisory Agreement dated September 30, 2011 between Natixis Funds Trust II on behalf of ASG Growth Markets Fund and AlphaSimplex Group, LLC is incorporated by reference to exhibit (d)(1)(ix) to PEA No. 158 filed on September 29, 2011.